EXHIBIT 99.1
AMERICAN LEARNING CORPORATION
REPORTS FOURTH QUARTER AND YEAR END RESULTS
JERICHO, NY, June 3, 2010: American Learning Corporation (the “Company”) (NASDAQ:ALRN) announced revenues of $6,973,752 and a net loss of $823,142 ($.17 net loss per share) for the year ended March 31, 2010. By comparison, the Company reported revenues of $3,320,926 and a net loss of $807,100 ($.19 net loss per share) for the year ended March 31, 2009.
During the fiscal year ended March 31, 2009, the Company acquired all of the issued and outstanding shares of Interactive Therapy Group Consultants, Inc. and also completed the disposition of its wholly-owned subsidiary, RPM Rehabilitation & Associates, Inc. (“RPM”). Accordingly, all results related to RPM have been reflected as discontinued operations for all periods presented.

	Three Months Ended		Years Ended
	03/31/10	03/31/09	03/31/10	03/31/09
	(Unaudited)
Revenues	$2,014,377	$1,633,598	$6,973,752	$3,320,926
Operating loss from continuing operations	(166,996)	(167,644)	(832,614)	(804,817)
Loss before discontinued operations	(166,280)	(362,464)	(823,142)	(895,617)
Net loss	$(166,280)	$(362,464)	$(823,142)	$(807,100)
Net loss per share:
From continuing operations — basic and diluted	$(0.03)	$(0.08)	$(0.17)	$(0.19)

From discontinued operations — basic and diluted	$0.00	$0.00	$0.00	$0.02

Weighted average shares — basic and diluted	4,754,900	4,754,900	4,754,900	4,760,075
American Learning Corporation, through its wholly owned subsidiaries, Interactive Therapy Group Consultants, Inc. and Signature Learning Resources, Inc., offers a comprehensive range of services to children with developmental delays and disabilities.
For further information contact: Gary J. Knauer, Chief Financial Officer, American Learning Corporation, One Jericho Plaza, Jericho, NY 11753; telephone number (516) 938-8000.
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